403(b)(7) GUIDE
                                  Instructions
                                     & Forms

                                 C O N T E N T S

 THIS 403(b)(7) KIT CONTAINS THE FOLLOWING:

                                                                           Page
A. IDEX Mutual Funds 403(b)(7) Custody
     Agreement Preface Instructions..........................................2
   IDEX Mutual Funds 403(b)(7) Custody Agreement Preface.....................3

B. 403(b)(7) Application for Custodial Account with
     Custody Agreement Attached Instructions.................................4
   403(b)(7) Application for Custodial Account with
     Custody Agreement Attached Application..................................5
   IDEX Mutual Funds 403(b)(7) Custody Agreement.............................8

C. Salary Reduction Agreement Amendment to Employment
     Contract Instructions...................................................12
   Salary Reduction Agreement Amendment to Employment Contract...............13

D. Preliminary Administrative Data Form Instructions.........................14
   Preliminary Administrative Data Form......................................15

E. Transfer Request to an IDEX 403(b)(7) Custodial
     Account Instructions....................................................16
   Transfer Request to an IDEX 403(b)(7) Custodial
     Account Form............................................................17

F. Investors Fiduciary Trust Company 403(b)(7) Custodial
     Account Withdrawal Request Instructions.................................19
   Investors Fiduciary Trust Company 403(b)(7) Custodial
     Account Withdrawal Request .............................................20

G. Special Tax Notice Regarding 403(b)(7) Distributions
     Instructions............................................................23
   Special Tax Notice Regarding 403(b)(7) Distributions Form.................24


             Mail your application and any other required forms to:
                             Idex Investor Services
                                  P.O. Box 9015
                            Clearwater, FL 34618-9015

   IF YOU HAVE ANY QUESTIONS OR NEED ADDITIONAL FORMS, PLEASE CALL IDEX SALES
                        SUPPORT AT 1-800-443-9975 X6525.

                                                    Thank You For Your Business

                                              IDEX MUTUAL FUNDS 403(b)(7)
                                              CUSTODY AGREEMENT PREFACE



WHEN TO USE THIS FORM:


This "Preface" becomes part of the "IDEX Mutual Funds 403(b)(7) Custody Agreement" which is attached to the 403(b)(7) Application. When completed, it authorizes Investors Fiduciary Trust Company (IFTC) as Custodian to invest contributions in IDEX Mutual Funds.

This is a three part form with copies to be directed as indicated at the bottom of the form.

Idex Investor Services (IIS), requires and will maintain on file a copy as authorization for each employee.

              IDEX MUTUAL FUNDS 403(b)(7) CUSTODY AGREEMENT PREFACE

      Mail to: IDEX Investor Services, Inc. /bullet/P.O. Box 9015 /bullet/
                         Clearwater, Florida 34618-9015


The undersigned Employer hereby establishes, pursuant to Section 403(b)(7) of the Internal Revenue Code of 1986, as amended ("Code") this Custody Agreement, comprising the documents captioned "Preface" and "IDEX Mutual Funds 403(b)(7) Custody Agreement."

Assets held hereunder shall be recorded in the name of the Custodian, as Custodian of the Tax-Deferred Mutual Fund Account. The employer is:

[ ]   An educational organization described in Section 170(b)(1)(A)(ii) of the code; or
[ ]   An organization described in Section 501(c)(3) of the Code,

having its principal office in the city of _____________________ and the state of ________________________.

The    Employer's    fiscal   year   begins    ___________________    and   ends
__________________________.


The Employer hereby appoints Investors Fiduciary Trust Company, c/o Idex Investor Services, Post Office Box 9015, Clearwater, Florida 34618 as Custodian under the terms of the IDEX Mutual Funds 403(b)(7) Custody Agreement. Investors Fiduciary Trust Company hereby accepts this appointment.

Participants shall include those Employees as defined in paragraph 1.10 hereof who shall voluntarily contract with the Employer to receive reduced compensation or forego an increase in compensation.

Contributions shall be made only by the Employer, as provided in Article III of the agreement, as more specifically described in paragraph 3.4 therein, which shall be at all times fully vested and nonforfeitable to the Employee, in accordance with the provisions of Article V therein. The Custodian shall fully invest all contributions made to it hereunder in regulated investment company shares of one or more funds managed or administered by IDEX Management, Inc., or its affiliates.

Name of Employer: ______________________________________________________________



By: _______________________ Title: __________________ Date: _________________
    Signature

City: _____________________ State: ___________________ Zip:_____________

Employer's Tax Identification Number: ______________________


                403(b)(7) Custody Agreement Preface - Page 1 of 1

                                   403(b)(7) APPLICATION FOR CUSTODIAL ACCOUNT
                                   (with Custody Agreement Attached)


WHEN TO USE THIS FORM:

In each instance when an IDEX Mutual Fund is to be used, this application must be completed and signed by the employee.

                        IMPORTANT APPLICATION INFORMATION

In Section 3 of the application, please be sure to insert the birthdate and social security number of the beneficiary(ies).

Use Section 1 of the application to indicate type of investment, defined as follows:

/bullet/ Direct Rollover - Eligible rollover distribution (i.e. separation from service) attributable to participation in a 403(b)(7) account or 403(b) annuity contract forwarded directly from custodian of current plan to an IDEX 403(b)(7) account.

/bullet/ Indirect Rollover - Eligible rollover distribution attributable to participation in a 403(b)(7) account or 403(b) annuity contract (must fulfill IRC Section 403(b)(8) or 408(d)(3)(A)(iii) requirements, whichever is applicable), that is forwarded directly to the participant and is reinvested in an IDEX 403(b)(7) account within 60 days.

/bullet/ Direct Transfer - Transfer (distributable event has NOT occurred) directly from current 403(b)(7) account or 403(b) annuity contract to an IDEX 403(b)(7) account.

Idex Investor Services (IIS) will prepare a regular billing depending on pay periods. IIS will need additional information in order to generate a bill (see Preliminary Administrative Data Form).

The Preliminary Administrative Data Form is self explanatory and must be completed and forwarded to IIS with the 403(b)(7) applications if bills are to be prepared.

          IDEX MUTUAL FUNDS 403(B)(7) APPLICATION FOR CUSTODIAL ACCOUNT

To establish a new account,  carefully  complete and sign this application.  For assistance call us at (800) 851-9777.

MAIL TO: IDEX INVESTOR SERVICES, INC./bullet/P.O. BOX 9015/bullet/CLEARWATER, FLORIDA 34618-9015.

                             1. ACCOUNT REGISTRATION

------------------------------------------         ----------------------------
First Name        MI           Last Name           Social Security

------------------------------------------         ----------------------------
Address                                            Marital Status

------------------------------------------         ----------------------------
City              State        Zip                 Additional Mailing Address if
                                                     Different


------------------------------------------         ----------------------------
Birth date        Daytime Telephone                City     State       Zip

COMPLETE EMPLOYER INFORMATION

------------------------------------------         ----------------------------
Employer Name      Address                         City     State       Zip

SALARY REDUCTION
[ ] Salary Reduction  Start Date: ________________ Reduction Amount $__________

ROLLOVER/TRANSFER (COMPLETE IF APPLICABLE)

[ ] Direct Rollover*         Eligible rollover  distribution  (i.e.  separation
                             from service)  attributable to  participation  in a
                             403(b)(7)   account  or  403(b)  annuity   contract
                             forwarded directly from custodian of current plan to an IDEX 403(b)(7) account.

[ ] Indirect Rollover        Eligible  rollover  distribution  attributable   to
                             participation  in a  403(b)(7)  account  or  403(b)
                             annuity   contract   (must   fulfill   IRC  Section
                             403(b)(8)   or   408(d)(3)(A)(iii)    requirements,
                             whichever   is   applicable),   that  is  forwarded
                             directly to the participant and is reinvested in an IDEX 403(b)(7) account within 60 days.

[ ] Direct Transfer*         Transfer  (distributable  event  has  not occurred)
                             directly from current 403(b)(7) account or 403(b) annuity contract to an IDEX 403(b)(7) account.

* Complete and attach Transfer Request to an IDEX 403(b)(7) Custodial Account Form.

                             2. INVESTMENT SELECTION

IDEX II SERIES FUND ($500 MINIMUM)                                 Amount
--------------------------------------------------------------------------------

Equity Portfolios:          Class A       Class B      Class C
Aggressive Growth            [ ]  208      [ ]  233     [ ]  218     $_________
Capital Appreciation         [ ]  206      [ ]  231     [ ]  216     $_________
Global                       [ ]  209      [ ]  234     [ ]  219     $_________
Growth                       [ ]  202      [ ]  227     [ ]  212     $_________
C.A.S.E.                     [ ]  239      [ ]  264     [ ]  249     $_________
Tactical Asset Allocation    [ ]  228      [ ]  253     [ ]  238     $_________
Equity-Income                [ ]  222      [ ]  247     [ ]  232     $_________
Balanced                     [ ]  205      [ ]  230     [ ]  215     $_________
Flexible Income              [ ]  204      [ ]  229     [ ]  214     $_________
Income Plus                  [ ]  211      [ ]  236     [ ]  221     $_________
Other                                                                $_________




             403(b)(7)Application for Custodial Account-Page 1 of 4

MONEY MARKET PORTFOLIOS ($1000 MINIMUM)

Cash Equivalent Fund-- Money Market      [ ]  217                     $________
Cash Equivalent Fund-- Government        [ ]  223                     $________

                                                       Custodial Fee  $________
/bullet/Check payable to IDEX MUTUAL FUNDS   Total Initial Investment $________

/bullet/If  no class of shares is  selected  Class A shares  will be  purchased.
/bullet/ If more than one fund/portfolio is selected, accounts must have identical registration and options. o The CEF Money Market Portfolio Account established for Class B share exchanges is subject to certain limitations. o Shares purchased by check are not available for redemption until such purchase(s) has cleared the shareholder's bank, which may take up to 15 days.

                           3. BENEFICIARY INFORMATION

I HEREBY  DESIGNATE  THE  FOLLOWING  PERSON(S) TO RECEIVE ANY BENEFITS DUE AT MY
DEATH:

PRIMARY BENEFICIARY

------------------------------------------------------------------------------
Name                             Birthdate                     Relationship

----------------------------------
Social Security Number

CONTINGENT BENEFICIARY(IES) (If primary beneficiary dies before me) Benefits will be shared equally unless otherwise stated below.

------------------------------------------------------------------------------
Name                             Birthdate                     Relationship

----------------------------     ---------------------
Social Security Number           Percentage

------------------------------------------------------------------------------
Name                             Birthdate                    Relationship

-----------------------------    ---------------------
Social Security Number           Percentage

Spousal Consent - If your 403(b)(7) plan is subject to ERISA (for example, if your employer is not a government unit or church and makes contributions) and if you do not specify your spouse as your sole beneficiary, your spouse must sign the consent portion of this form, in the presence of a notary or the Plan Administrator. In addition, this section should be completed if either the custodial account or the residence of the accountholder is located in a community or marital property state and you are married and you are designating a beneficiary other than your spouse. However, it is your responsibility to determine if this section applies. You may need to consult with legal counsel. Neither the Custodian or the Sponsor will be liable for any consequences of a failure of the participant to provide proper spousal consent.

I hereby consent to the designation of the beneficiary or beneficiaries listed above. I understand that by giving this consent, I am allowing the beneficiary(ies) listed above to be paid amounts which otherwise would be paid to me.

-----------------------------    -------------------------------
Signed (Participant's spouse)    Date

-----------------------------
Notary Public or Witness
 by Plan Administrator

                              4. OPTIONAL FEATURES

TELEPHONE EXCHANGE (Limited to exchanges between 403(b)(7) accounts of the same registration and class of shares) Your account(s) will automatically receive telephone exchange privileges unless indicated.

[ ] I do not want telephone exchange privileges.

RIGHT OF ACCUMULATION (CLASS A SHARES ONLY)

My spouse, minor children and/or I own shares in other IDEX Mutual Funds listed below which may entitle this purchase to have a reduced sales charge under the right of accumulation provisions described in the prospectus.


-------------------------------------------------------------------------------
Existing account name/registration       Portfolio               Account number


            403(b)(7) Application for Custodial Account - Page 2 of 4

LETTER OF INTENTION (CLASS A SHARES ONLY)

It is my intention to invest over a 13-month period an aggregate amount of at least
[ ]$25,000*  [ ]$50,000  [ ]$75,000*  [ ]$100,000  [ ]$250,000  [ ]$500,000
[ ]$1,000,000

[ ] The following account also qualifies under an existing letter of intention

-------------------------------------------------------------------------------
Existing account name/registration       Portfolio               Account number


*   Applicable to IDEX Fund only

NET ASSET VALUE PURCHASE (CLASS A SHARES ONLY)

[ ] Eligible to purchase shares at net asset value as described in the prospectus. ________________________________________________________ Reason

                                  5. SIGNATURES

I HEREBY AUTHORIZE EACH FUND, ITS DISTRIBUTOR AND TRANSFER AGENT TO ACCEPT INSTRUCTIONS FROM ME (SUCH AS PURCHASE, EXCHANGE AND REDEMPTION ORDERS) MADE
     THROUGH THE REGISTERED REPRESENTATIVE OF RECORD CONCERNING MY ACCOUNT.

By signing this form I certify that: I have read the IDEX prospectus and application for the Fund(s) in which I am investing and agree to be bound by their terms. If I am purchasing CEF shares, I agree to be bound by the terms of the CEF prospectus. I appoint Investors Fiduciary Trust Company or its successors, as Custodian and consent to the annual maintenance fee prescribed in this application, have received, read and accepted the IDEX Mutual Funds 403(b)(7) Custody Agreement; represent that whenever information as to any taxable year is required to be filed with the IRS, I will file such information with the IRS unless filed by the Custodian; and agree to promptly give instructions to the Custodian necessary to enable the Custodian to carry out its duties. I am aware that telephone exchange privileges exist and that these privileges are automatic unless affirmatively declined. I also understand and agree that neither the Fund(s), its distributor, nor its transfer agent will be liable for any loss in acting on telephone instructions they reasonably believe to be authentic and that I will bear the risk of any such loss. The Fund(s), its distributor or transfer agent will employ reasonable procedures to confirm that telephone instructions are genuine. If the Fund(s), its distributor or transfer agent do not employ such procedures, they may be liable for losses due to unauthorized or fraudulent instructions. Such procedures may include, among others, requiring forms of personal identification prior to acting upon telephone instructions, providing written confirmation of such transactions and/or tape recording telephone instructions. Under penalty of perjury. I certify I have given my correct Social Security Number, and that I have not been notified by the IRS that I am subject to back-up withholding. I am of legal age. Sign Below exactly as printed in the Account Registration Section of this application.


-------------------------------------------------------------------------------
Signature of Account Holder                                        Date

CONSOLIDATED  STATEMENTS
All accounts within the IDEX group having the same Social Security Number and same address will automatically receive a consolidated statement. If you or other members of your household, with the same surname, maintain other accounts with IDEX and you wish to include those accounts in one quarterly consolidated statement, please list the accounts below. The signature of all additional account owners for these accounts must be provided in Section 5. You will receive only one copy of the Annual Report and certain other mailings for these accounts, unless you change this authorization or otherwise request additional copies.

Portfolio     ________________________________________________________

Account #     ________________________________________________________

EMPLOYER ACCEPTANCE: The Employer named above has received, read and hereby agrees to the terms and conditions of the IDEX Mutual Funds 403(b)(7) Custody Agreement and the current prospectus, and certifies that it is an educational institution or tax-exempt organization described in section 403(b)(1)(A) of the Internal Revenue Code.

--------------------------------            ------------------------------------
Authorized Signature                        Title

--------------------------------            ------------------------------------
Date                                        Employer Identification Number

      APPOINTMENT AS CUSTODIAN ACCEPTED: INVESTORS FIDUCIARY TRUST COMPANY







            403(B)(7) APPLICAITON FOR CUSTODIAL ACCOUNT - PAGE 3 OF 4

                              6. DEALER INFORMATION


--------------------------------------    -------------------------------------
Dealer name         IDEX dealer number    Registered representative's name
                                          (exactly as it appears on firm's
                                          registration) Rep. #

--------------------------------------    -------------------------------------
Home office address                       Representative's branch office
                                          Branch #

--------------------------------------    -------------------------------------
Home office city, state, Zip              Branch office city, state, Zip

--------------------------------------    -------------------------------------
Authorized signature                      Registered representative's
                                          phone #/fax#

Unless this section is completed and signed, the investment dealer for this account(s) will be InterSecurities, Inc.


                                  7. CHECKLIST

1. Have you completed the IDEX Mutual Funds 403(b)(7) Custody Agreement Preface?

2. Have you completed the following sections of your IDEX Mutual Funds 403(b)(7) Applicaiton for Custodial Account:

    Section 1  -  Account Registration
    Section 2  -  Investment Selection
    Section 3  -  Signatures
    Section 6  -  Dealer Information

3. Have you removed the IDEX Mutual Funds 403(b)(7) Custody Agreement for your records?

4. Have you completed the IDEX Mutual Funds Salary Reduction Agreement?

5. If applicable, have you completed the IDEX Mutual funds 403(b)(7) Transfer Request?






            403(b)(7) Application for custodial account - Page 4 of 4

                                IDEX MUTUAL FUNDS
                                    403(B)(7)
                                CUSTODY AGREEMENT

                             ARTICLE I - DEFINITIONS

     1.1 Account: The custodial account established and maintained under this Agreement on behalf of the Employee pursuant to section 403(b)(7) of the Code.

     1.2 Account Holder: The Employee, or, after the death of the Employee, the Beneficiary of the Employee, or executor or administrator of the estate of the Employee entitled to direct investment of assets held in the Account.

     1.3 Agreement: The IDEX Tax-Deferred Mutual Fund Custody Agreement as set forth herein.

     1.4 Application: The Application for the IDEX Tax-Deferred Account executed by the Employee and the Custodian providing for the establishment of the Account in accordance with the terms and conditions of this Agreement.

     1.5 Beneficiary: The person or persons designated in accordance with the provisions of Section 5.5 to receive any undistributed amounts credited to the Account upon the death of the Employee.

     1.6 Code: The Internal Revenue Code of 1986, as amended, and including any regulations or rulings issued thereunder.

     1.7 Company: IDEX Management, Inc., a Delaware Corporation.

     1.8 Custodian: Investors Fiduciary Trust Company or any successor thereto appointed in accordance with the provisions of Article VIII, provided that such successor is either a bank or another person who satisfies the requirements of section 401(f)(2) of the Code.

     1.9 Disability: A determination that the Employee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

     1.10 Employee: The individual who has executed the Application and who is employed by the Employer on a full or part-time basis or who is a former or retired employee of the Employer.

     1.11 Employer: The employer that is:

          (a) described in section 501(c)(3) of the Code and exempt from tax under section 501(a) of the Code; or

          (b) a State, a political subdivision of a State, or an agency or instrumentality thereof, but only with respect to employees who perform or have performed services for an educational organization described in section 170(b)(1)(A)(ii) of the Code; and that, except with respect to an Account to which no contributions other than rollovers or transfers are made, has executed the Application.

     1.12 ERISA: The Employee Retirement Income Security Act of 1974, as amended, including any regulations issued thereunder.

     1.13 Financial Hardship: A determination that the Employee has an immediate and heavy financial need requiring a distribution from the Account. Any determination of the existence of a qualifying financial hardship on the part of the Employee and the amount required to be distributed to meet the need created by the hardship shall be made in accordance with section 403(b)(7) of the Code.

     1.14 Fund(s): One or more of the regulated investment companies offered by IDEX, as available investments under this Agreement.

     1.15 IDEX: Idex Management, Inc., a Delaware corporation.

     1.16 Salary Reduction Agreement: The Salary Reduction Agreement described in Section 3.2.

     1.17 Salary Reduction Contribution: The amount contributed by the Employer to the Account in accordance with a Salary Reduction Agreement.

                     ARTICLE II - ESTABLISHMENT OF ACCOUNT

     2.1 Purpose. This Agreement is intended to provide for the establishment and administration of an Account to receive contributions by the Employer on behalf of the Employee in accordance with section 403(b)(7) of the Code or to receive rollover contributions or transfers from another 403(b) annuity contract or custodial account.

     2.2 Establishment of Account. The Custodian shall establish and maintain the Account for the benefit of the Employee according to the terms and conditions of this Agreement. The name, address and social security number of the Employee and Beneficiary are set forth on the Application, and it shall be the obligation of the Account Holder to notify the Custodian of any changes thereto. The Application and, if applicable, the Salary Reduction Agreement, are incorporated herein by reference. The Account will become effective upon acceptance by or on behalf of the Custodian, as evidenced by written confirmation to the Employee.

                           ARTICLE III - CONTRIBUTIONS

     3.1 Contributions. The Employer shall make such contributions as may be provided for under any plan of which the Account may be a part or any agreement with the Employee, including Salary Reduction Contributions made pursuant to the Salary Reduction Agreement, to the Account on behalf of the Employee as described in Section 3.2, subject to the limitations of Articles 3.4, 3.5, and 3.6.

                    403(b)(7) Custody Agreement - Page 1 of 7

     3.2 Salary Reduction Agreement. The Salary Reduction Agreement shall be a legally binding agreement between the Employer and the Employee whereby the Employee irrevocably agrees to take a reduction in salary or to forego an increase in salary with respect to amounts earned after the agreement's effective date, and whereby the Employer agrees to contribute the amount of salary reduced or foregone by the Employee to the Account. The Employer and Employee shall not enter into more than one such Salary Reduction Agreement in any one taxable year of the Employee. The Salary Reduction Agreement may be terminated at any time by the Employee with respect to amounts not yet earned by the Employee.

     3.3 Limitations in General. The Employee shall compute and determine the maximum amount that may be contributed on behalf of the Employee in accordance with the Employee's exclusion allowance, as defined in section 403(b)(2) of the Code, and in accordance with the applicable limitations under the Code, including without limitation sections 402(g) and 415(c). Neither the Custodian nor the Company shall have any liability or responsibility with respect to such computations or determinations, or for any tax imposed on any excess contributions that exceed the limitations or exclusion allowance.

     3.4 Contribution Limitations.

          (a) No amount shall be contributed on behalf of the Employee for any limitation year in excess of the applicable limitations of section 415(c) of the Code. In the absence of a special election by the Employee under section 415(c)(4) of the Code, the amount contributed shall not exceed the lesser of: (i) $30,000 (or, if greater, one-fourth the defined benefit plan dollar limitation in effect under section 415(b)(1) of the Code for the limitation year); or (ii) 25 percent of the Employee's compensation (within the meaning of section 415(c)(3) of the Code) for the limitation year.

          (b) The term "limitation year" shall mean the calendar year, unless the Employee elects to change the limitation year to another twelve-month period by attaching a statement to his or her federal income tax return in accordance with the regulations under section 415 of the Code. If the Employee is in control (within the meaning of Code section 414(b) or (c), as modified by Code section 415(h)) of the Employer, the limitation year shall be the same as the limitation year of the Employer under Section 415 of the Code.

          (c) If the Employer or any affiliated employer as described in section 415(h) of the Code makes contributions on behalf of the Employee to any other custodial account or annuity contract described in section 403(b) of the Code, then the contributions to such annuity contract shall be combined with the contributions to the Account for purposes of the limitations of subsection (a). If the Employee is covered by a qualified plan sponsored by an entity controlled by the Employee, then contributions to such a plan shall also be included for the purposes of the limitations of subsection
     (a).

          (d) All contributions must satisfy section 403(b)(12) of the Code.

     3.5 Excess Contributions. Any excess contributions (as defined in Section 4973(c) of the code) that are made to the Account shall be subject to the six percent excise tax of Section 4973(a). Neither the custodian nor the company shall have any duty or responsibility for determining whether any contributions to the Account are excludable from the Employee's gross income, or for assuring that any contributions for purposes of Code Section 4973. The disposition of excess contributions will be made in accordance with the instructions (a) from the Employer, if the Employee has not separated from service, or (b) otherwise, from the Employee. The Employer or Employee providing such instructions is responsible for determining that they are consistent with applicable law.

     3.6 Limitation on Salary Reduction Contributions.

          (a) Employer contributions that are made to the Account pursuant to a Salary Reduction Agreement shall not exceed the amount of $9,500, or such greater amounts as may be permitted with respect to the Employee for the taxable year under section 402(g)(5) of the Code, reduced by the aggregate amounts contributed in any calendar year at the election of the Employee to any qualified cash and deferred arrangement described in section 401(k) of the Code, any simplified employee pension described in section 408(k)(6) of the Code, and any eligible deferred compensation plan described in section 457 of the Code.

          (b) Notwithstanding any provision of this Agreement to the contrary, if the Employee determines that an amount contributed during a taxable year to the Account exceeds the limitation set forth in subsection (a), and no later than March 1 of the following taxable year notifies the Custodian in writing of the excess amount the Employee has determined, then the Custodian shall distribute such excess amount, plus any income or minus any losses allocable thereto, to the Employee no later than the following April
     15. The Employee shall have the sole responsibility for timely determining any excess deferrals to the Account and notifying the Custodian in accordance with these procedures.

          (c) Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any contributions to the Account constitute excess deferrals as described in section 402(g)(2)(A) of the Code, or for assuring that any excess deferrals are timely distributed in accordance with the procedures of section 402(g)(2)(A) of the Code.

     3.7 Rollover Contributions and Transfers.

          (a) The Employee shall be permitted to make a rollover contribution to the Account of an amount received by the Employee that is attributable to participation in another annuity contract or custodial account described in
     Section 403(b) of the Code, provided such rollover contribution complies with all requirements of section 403(b)(8) or section 408(d)(3)(A)(iii) of the Code, whichever is applicable.

          (b) The Custodian may accept a direct transfer of assets to the Account on behalf of the Employee from another annuity contract or custodial account described in section 403(b) of the Code to the extent permitted by the Code and the regulations and rulings thereunder. The Employee shall not request or initiate a transfer from a contract or account containing distribution restrictions that are more restrictive than those provided in Article V. The Employee shall not request or initiate a transfer from a contract or account covered by ERISA, unless the transferee Account is part of an employee benefit plan which provides distribution restrictions which meet the requirements of section 205 of ERISA and the regulations thereunder with respect to any amount transferred.

                    403(b)(7) Custody Agreement - Page 2 of 7

          (c) Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any rollover contribution or transfer of assets by or on behalf of the Employee pursuant to this Section
     3.7 is a proper rollover contribution or transfer of assets under the Code, or for the tax treatment to the Employee of any transfer or rollover.

          (d) To the extent permitted under applicable law, the Account Holder reserves the right to transfer or rollover any or all of the assets of the Account to such other form of annuity contract or custodial account described in section 403(b) of the Code or to such Individual Retirement Account (IRA) or other plan established pursuant to section 408 of the Code as the Employee may determine, upon written instructions to the Custodian, in a form acceptable to the Custodian; provided, however that the Custodian shall have no responsibility for the tax treatment to the Account Holder of any such transfer or rollover.

          (e) The Custodian shall not be liable for losses arising from the acts, omissions, or delays or other inaction of any party transferring assets to the Account or receiving assets transferred from the Account pursuant to this Article.

     3.8 Manner of Making Contributions. All contributions to the Account shall be paid directly to the Custodian. Contributions may be made by check or bank wire. Contributions shall be preceded or accompanied by written instructions directing the investment of the amount contributed on behalf of the Employee in accordance with Section 4.1.

                            ARTICLE IV - INVESTMENTS

     4.1 Investment of Account. All contributions to the Account and all assets in the Account shall be invested in the Fund(s) in accordance with instructions given to the Custodian by the Account Holder in a manner acceptable to the Custodian. By giving such instructions, the Account Holder will be deemed to have acknowledged receipt of the then current prospectus of any Fund in which the Account Holder instructs the Custodian to invest such contributions or assets. If the Custodian receives any contribution to the Account that is not accompanied by acceptable instructions directing its investment, the Custodian may hold or return all or a part of the contribution uninvested without liability for loss of income or appreciation pending receipt of acceptable instructions.

     4.2 Investment Advice. The Account Holder agrees that neither the Custodian nor the Company undertake to provide any advice with respect to the investment of the Account, and that the responsibility of the Custodian to invest in shares of a particular Fund pursuant to the directions of the Account Holder does not constitute an endorsement by the Custodian of that Fund. Neither the Custodian nor the Company shall be liable for any loss that results from the investment instructions of, or the exercise of control over the Account by, the Account Holder.

     4.3 Account Earnings. All dividends, capital gains distributions and other earnings received by the Custodian on any shares held in the Account shall be automatically reinvested in additional shares.

     4.4 Investment Exchanges. The Account Holder may direct the Custodian to redeem any or all shares of any Fund that are held in the Account and to reinvest the proceeds in any other Fund available under this Agreement. By giving such directions, the Account Holder will have acknowledged receipt of the then current prospectus of any Fund in which the Account Holder instructs the Custodian to reinvest such proceeds. Any such exchange transaction shall conform with the provisions of the current prospectus for the applicable Fund.

     4.5 Record Ownership; Voting of Shares. All shares of the Company acquired by the Custodian pursuant to this Agreement shall be registered in the name of the Custodian or its nominee. The Custodian shall mail or transmit to the Account Holder's address of record all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the shares held in the Account. The Custodian shall not vote any such shares except in accordance with written instructions received from the Account Holder, provided however, that the Custodian may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholder's meeting.

                  ARTICLE V - DISTRIBUTION OF ASSETS OF ACCOUNT

     5.1 Request for Distribution. The Custodian shall distribute the assets of the Account to the Employee upon receipt by the Custodian of a written request for distribution submitted by the Employee, in a form acceptable to the Custodian, subject to the provisions of Article V.

     5.2  Limitations on  Distributions.  Except as may otherwise be provided in
Section 3.6, the assets of the Account shall not be distributed to the Employee before the Employee attains age 59-1/2 unless the Employee has:

          (a)  separated  from the  service  of the  Employer,
          (b) incurred a Disability, or
          (c) encountered Financial Hardship, or

     Any distribution that is made to the Employee for reason of Financial Hardship shall not exceed the amount of Employer contributions made to the Account pursuant to a salary reduction agreement with the Employee, excluding earnings thereon.

     5.3 Method of Distribution. Subject to the limitations of this Article V, the Employee may elect to have distribution of the assets of the Account made in one or a combination of the following ways:

          (a) lump-sum  payment;
          (b) monthly, quarterly or annual installment payments over a period certain not to exceed the life expectancy of the Employee or the joint and last survivor life expectancy of the Employee and his or her Beneficiary in a manner that satisfies the minimum distribution requirements of Article V; or
          (c) if the Account is part of a plan that is subject to section 205 of ERISA, in the form of a nontransferable annuity contract purchased with the proceeds of the Account for a term not longer than one of the periods described in (b) above.

                    403(b)(7) Custody Agreement - Page 3 of 7

     If no election of the method of distribution is made by the Employee within 30 days of receipt by the Custodian of the written request for distribution referred to in Section 5.1, the Custodian shall make such distribution to the Employee in a lump-sum payment of cash; provided, however, that if the Account is part of a plan that is subject to section 205 of ERISA, distributions may be made only in accordance with the requirements of section 205 of ERISA.

     5.4 Minimum Distribution Requirements.

          (a) Distributions Prior to Death of Employee

               (1) Commencement of Distributions. Notwithstanding any provision of this Agreement to the contrary, the distribution method selected by the Employee shall assure that distribution of the Account commences no later than the Employee's "Required Beginning Date". For any Employee who attained age 70-1/2 prior to January 1, 1988, the Required Beginning Date is the April 1 following the calendar year in which the Employee attains age 70-1/2 or terminates employment, whichever is the later. For any other Employee, the Required Beginning Date is the April l following the calendar year in which the Employee attains age 70-1/2 regardless of whether the Employee has then retired. Notwithstanding the foregoing, if the Account is part of a government- or church-sponsored tax-sheltered annuity plan, the Employee's Required Beginning Date shall be April 1 of the calendar year following the later of the calendar year in which the Employee retires or attained age 70 1/2.

               (2) Minimum Amounts to be Distributed. The distribution method selected by the Employee shall assure that the minimum amount distributed to the Employee for each taxable year which includes the Employee's Required Beginning Date or any anniversary thereof equals or exceeds the minimum distribution required under sections 401(a)(9) and 403(b)(10) of the Code and meets the incidental death benefit requirement of these sections.

          (b) Distributions Following Death of Employee. In the event the Employee dies prior to the complete distribution of the assets of the Account, all assets remaining in the Account shall be distributed to the Employee's Beneficiary in accordance with the form of distribution elected by the Employee prior to his death. If the Employee dies before electing a form of distribution, the assets of his Account shall be paid to his Beneficiary in a lump-sum payment or in monthly, quarterly or annual installment payments over a specified period as selected in writing by the Beneficiary; provided, however, that if the Account is part of a plan that is subject to section 205 of ERISA, distributions may be made only in accordance with the requirements of section 205 of ERISA. Notwithstanding the foregoing, no distribution to a Beneficiary shall be made to the extent that it would cause a violation of Code Sections 401(a)(9), 403(b)(10), or the regulations thereunder (including the requirements of Proposed Treasury Regulationss.1.401(a)(9)-2).

               (1) Where Distribution Had Already Commenced. If distribution to the Employee had already commenced and the Employee died after his Required Beginning Date, the assets of the Account shall be distributed to the Beneficiary at least as rapidly as under the method of distribution in effect prior to the Employee's death.

               (2) Five-Year Rule. If the Employee died before his Required Beginning Date, the assets of the Account shall be distributed to the Beneficiary by December 31 of the calendar year which contains the fifth anniversary of the death of the Employee.

               (3) Exception for Distributions Over Life Expectancy. Notwithstanding subsection (2) above, the assets of the Account may be distributed to the Beneficiary in installment payments over a period certain not exceeding the Beneficiary's life expectancy, provided such distribution commences (A) by December 31 of the calendar year immediately following the year of the Employee's death, or (B) if the Beneficiary is the surviving spouse of the Employee, by December 31 of the later of (i) the calendar year immediately following the calendar year in which the Employee died or (ii) the calendar year in which the Employee would have attained age 70-1/2.

          (c) Additional Rules.

               (1) Compliance with Code. Without limiting the foregoing, for purposes of the foregoing provisions and the provisions of section 5.3, life expectancy and joint and last survivor life expectancy shall be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation ss.1.72-9 in accordance with Code Section 403(b)(10) and the regulations thereunder. In the case of distributions under Subsection 5.4(a), the Employee's life expectancy or, if applicable, the joint and last survivor expectancy of the Employee and his Beneficiary, will be initially determined on the basis of attained ages in the year the Employee reaches age 70-1/2. In the case of distribution under Subsection 5.4(b), life expectancy shall be initially determined on the basis of the Beneficiary's attained age in the year distributions are required to commence. Unless the Employee (or the Employee's spouse) elects otherwise prior to the date distributions are required to commence, the Employee's life expectancy and, if applicable, the Employee's spouse's life expectancy shall be recalculated annually based on attained ages in the year for which the required distribution is being determined. The life expectancy of a nonspouse Beneficiary shall not be recalculated.

     In the case of a distribution other than in the form of life income or joint life income, the annual distribution required to be made by the Required Beginning Date is for the calendar year in which the Employee reached age 70-1/2. Annual payments for subsequent years, including the year in which the Required Beginning Date occurs, must be made by December 31 of the year. The amount distributed for each year shall equal or exceed the annuity value as of the close of business on December 31 of the preceding year, divided by the applicable life expectancy or joint and last survivor life expectancy.

          (2) Death of Beneficiary. If the Beneficiary dies while receiving payments from the Account, all assets in the Account remaining to be distributed under the form of distribution elected by the Employee or the Beneficiary, as applicable, shall be distributed as soon as practicable to the estate of the Beneficiary.

                    403(b)(7) Custody Agreement - Page 4 of 7

     5.5 Designation of Beneficiary. The Employee may from time to time designate any person, persons or entity as the Beneficiary who shall receive any undistributed assets held in the Account at the time of the Employee's death. Any Beneficiary designation by the Employee shall be made on a form prescribed by the Custodian, and shall be effective only when filed with the Custodian during the lifetime of the Employee. If the Employee fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by the Employee predeceases the Employee, the assets of the Account shall be distributed upon the death of the Employee in the following order of priority: first to the employee's surviving spouse, if any, and second, to the estate of the Employee. Notwithstanding the foregoing, if this Agreement constitutes part of an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA), then the Beneficiary of a married Employee shall be the spouse of the Employee, unless the spouse of the Employee consents in writing to designation of a different Beneficiary and such consent acknowledges the effect of the designation, specifies the nonspouse beneficiary designated, and is witnessed by a notary public. Furthermore, such a designation of a nonspouse Beneficiary may be changed only if the spouse of the Employee provides a new consent that meets all requirements of the preceding sentence.

     5.6 Direct Rollovers. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Custodian and fund transfer agent, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purpose of this section, the following definitions apply:

          (a) Eligible rollover distribution: An eligible rollover is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required to comply with the minimum distribution and incidental death benefit requirements of section 401(a)(9) and 403(b)(10) of the Code; and the portion of any distribution that is not includible in gross income. An eligible rollover distribution also does not include any other amounts that may be excluded under regulations, procedures, notices, or rulings interpreting the term eligible rollover distribution under sections 401(a)(31), 402, or 403(b) of the Code.

          (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or another 403(b) annuity, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

          (e) The Custodian and fund transfer agent may prescribe reasonable procedures for the election of direct rollovers under this section, including, but not limited to, requirements that the distributee provide the Custodian with adequate information, including, but not limited to: the name of the eligible retirement plan to which the rollover is to be made; a representation that the recipient plan is an individual retirement plan or a 403(b) annuity, as appropriate; acknowledgement from the recipient plan that it will accept the direct rollover; and any other information necessary to make the direct rollover.

     5.7 Responsibility. The Employee or Beneficiary, as applicable, shall be responsible for requesting distributions that satisfy this Article V, the Code, and ERISA, as applicable.

                   ARTICLE VI - RESPONSIBILITIES AND DUTIES OF
                                    CUSTODIAN

     6.1 Asset Retention. The Custodian shall hold all contributions to the Account which are received by it subject to the terms and conditions of this Agreement and for the purposes set forth herein. The Custodian shall be responsible only for such assets as shall actually be received by it.

     6.2 Records and Reports. The Custodian shall file such reports with the Internal Revenue Service as may be required to be filed by the Custodian (not including such reports as may be required to be filed by the Employer) under Treasury Regulations. The Custodian, the Employer, Employee and Beneficiary shall furnish to one another such information relevant to the Account as may be required in connection with such reports. Unless the Employee (or Beneficiary, where applicable) sends the Custodian written objection to a report within 60 days after its receipt, the Employee (or beneficiary, where applicable) shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding, the only necessary party thereto in addition to the Custodian shall be the Employee.

     6.3 Limitations on Responsibilities and Duties.

          (a)  The  Custodian  shall  not be  responsible  in any  way  for  the collection of contributions provided for under this Agreement, the selection of the investments for the Account, the purpose or propriety of any distribution made pursuant to Article V hereof, or any other action taken at the direction of the Employee (or Beneficiary or Employer, where applicable). The Custodian shall not be obliged to take any action whatsoever with respect to the Account except upon receipt of directions in a form acceptable to the Custodian from the Employee (or Beneficiary or Employer, where applicable). The Custodian shall be under no obligation to determine the accuracy or propriety of any such directions and shall be fully protected in acting in accordance therewith.

          (b) The Custodian is an agent appointed by the company to perform solely the duties assigned to it under the Agreement, it being acknowledged that certain of such duties may be performed by the Custodian in any event pursuant to one or more other contractual arrangements or relationships. The Custodian shall not be deemed to be a fiduciary under ERISA in carrying out its duties.

                    403(b)(7) Custody Agreement - Page 5 of 7

          (c) The Employer shall be solely responsible for assuring compliance at all times with the nondiscrimination requirements of Code section 403(b)(12) and the Custodian shall not be responsible in any way for such compliance.

          (d) It is hereby agreed that, subject to the provisions of applicable law, no person other than the Account Holder may institute or maintain any action or proceeding against the Custodian.

     6.4 Indemnification of Custodian. The Account Holder and the successors of the Account Holder, including any executor or administrator of the Account Holder, shall, to the fullest extent permitted by law, at all times fully indemnify and save harmless the Custodian, its successors and assigns from any and all claims, actions, or liabilities arising from investments or distributions made or actions taken at the direction of the Account Holder, and from any and all other liability whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims, actions or liabilities) which may arise in connection with this Agreement or the Account, except liability arising from the gross negligence or willful misconduct of the Custodian.

     6.5 Liability of Custodian. The Custodian's liability under his Agreement and matters which it contemplates shall be limited to matters arising from the Custodian's gross negligence or willful misconduct. The Custodian shall be entitled to rely conclusively upon, and shall be fully protected in any action or nonaction taken in reliance upon, any written notices or other communications or instruments believed by the Custodian to be genuine and to have been properly executed. The Custodian shall not under any circumstances be responsible for the timing, purpose, or property of any contribution or of any distribution made hereunder, nor shall the Custodian incur any liability or responsibility for any tax imposed on account of any such contribution or distribution. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement unless agreed upon by the custodian and Account Holder, and unless fully indemnified for so doing to the satisfaction of the Custodian.

                ARTICLE VII - FEES AND EXPENSES OF THE CUSTODIAN

     7.1 Compensation of Custodian. In consideration for its services hereunder, the Custodian shall be entitled to receive the applicable fees specified in the Application. The Custodian may substitute a revised fee schedule from time to time. The Custodian shall be entitled to such reasonable additional fees as it may from time to time determine for services required of it and not clearly identified on the fee schedule.

     7.2 Charges Upon the Account. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account (including any transfer taxes incurred in connection with the investment and reinvestment of Account assets), expenses, fees and administrative costs incurred by the Custodian in the performance of its duties (including fees for legal services rendered to the Custodian), and the Custodian's compensation as determined under Section 7.1 shall constitute a charge upon the assets of the Account. Such fees, taxes or expenses shall be paid from the Account, unless they are paid by the Account Holder. The Custodian may redeem fund shares and use the proceeds of redemption to pay such fees, taxes or expenses.

         ARTICLE VIII - RESPONSIBILITIES AND DUTIES OF IDEX AND COMPANY

     8.1 Limitations on Responsibilities and Duties. Idex and the Company shall be fully protected in assuming that the Custodian is as shown on the latest notification received at the principal offices of Idex, shall be protected in acting in accordance with written direction of the Employer or the Employee, and shall have no duty to see to the application of funds paid by it to the Custodian, nor be required to question any actions directed by the Employer or the Employee. Idex and the Company shall have no responsibility and no liability for determining that contributions, transfers, distributions or any other action with respect to this Account of the Employee, Beneficiary or Employer complies with applicable law or this Agreement.

     8.2 Company as agent of Custodian. In accordance with investment designations made by the Employee, the Company shall be the agent of the Custodian to receive and invest contributions hereunder on behalf of the Employee and to reinvest in the Account all regular dividends and capital gain distributions payable on shares held therein.

                ARTICLE IX - RESIGNATION OR REMOVAL OF CUSTODIAN

     9.1 Resignation or Removal. The Custodian may resign at any time by written notice to the Account Holder which shall be effective 30 days after delivery thereof. The Company shall appoint a successor Custodian who shall accept such appointment in a writing provided to the Custodian and Account Holder within such 30-day period. The Custodian may be removed by the Company at any time upon 30 days written notice to the Custodian, provided that the Company designates a successor Custodian that accepts such appointment by a writing provided to the Account Holder and the Custodian within such 30-day period. Upon such resignation or removal, the Custodian shall transfer and deliver all assets of the Account and all records relative thereto to the successor Custodian appointed by the company, provided such successor Custodian has in writing accepted this Agreement as it is or may be then amended. Notwithstanding the foregoing, the custodian is authorized to reserve such sum of money as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Account or on or against the Custodian, and where necessary may liquidate shares in the Account for such payments. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian.

     9.2 Liability for Successor's Acts. Upon its resignation or removal, the Custodian shall not be liable for the acts or omissions of any successor Custodian. Upon the transfer of assets of the Account to a successor Custodian, the resigning or removed Custodian shall be relieved of all further liability with respect to this Agreement, the Account and the assets thereof.

                      ARTICLE X - AMENDMENT AND TERMINATION

     10.1 Amendment of Agreement.

          (a) The Account Holder, Employer, and Custodian hereby delegate to Idex the power to amend this Agreement, including any retroactive amendment necessary for the purpose of conforming the Agreement to the requirements of the code. The Company shall deliver written notice of any such amendment to the Account Holder, Custodian and any Employer who is party to this Agreement.

                    403(B)(7) CUSTODY AGREEMENT - PAGE 6 OF 7

          (b) No amendment to this Agreement shall cause or permit:

               (i) any part of the assets of the Account to be used for, or diverted to, purposes other than for the exclusive benefit of the Employee or Beneficiary or the payment of the expenses of the Custodian and the Company as authorized by the provisions of this Agreement and except to the extent required by law;

               (ii) the Employee to be deprived of any accrued benefits under this Agreement unless such amendment is required for the purpose of conforming the Agreement to the requirements of any law, government regulation or ruling; or

               (iii) the imposition of any additional duties or obligations on the Custodian without its consent.

     10.2 Termination of Agreement. This Agreement shall terminate when all assets in the Account have been distributed or otherwise transferred out of the Account. Upon completion of such distribution, the Custodian shall be released from all further liability with respect to all amounts so paid to the extent permitted by applicable law.

                           ARTICLE XI - MISCELLANEOUS

     11.1 Retirement Plan Provisions Shall Control. In the event contributions are being made to the Account pursuant to any retirement plan or program sponsored by the Employer, to the extent any provisions of this Agreement are inconsistent with such retirement plan or program, the provisions of the Employer's retirement plan or program shall control, provided:

          (a) such provisions are not contrary to the rules and regulations under section 403(b)(7) of the Code; and

          (b) such provisions do not impose any additional responsibilities or duties on the Custodian without its prior consent. The Employer shall be responsible for delivering the most recent copy of any such retirement plan or program to the Custodian; and

          (c)  Idex  and  the   Company   shall  have  no   responsibility   for
     administering such retirement plan or program.

     11.2 ERISA Requirements. If this Agreement is determined to constitute part of an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA), then the Employer shall be solely responsible for assuring such employee benefit plan complies at all times with the requirements of ERISA.

     11.3 Exclusive Benefit. The assets of the Account shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Employee or his or her Beneficiary. The assets of the Account shall not be subject to the claims of the creditors of the Employer.

     11.4 Nonforfeitability and Nontransferability. The interest of the Employee in the balance of the Account shall at all times be nonforfeitable and nontransferable. All rights under this agreement are enforceable solely by the Employee or his or her Beneficiary, or any duly authorized representative of the Employee or Beneficiary.

     11.5 Nonalienation. The assets of the Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, except with regard to payment of expenses of the Custodian as authorized by the provisions of the Agreement and except to the extent required by law. Notwithstanding the foregoing, nothing in this Agreement shall prohibit distributions from being made form the Account in accordance with the provisions of a "qualified domestic relations order" within the meaning of section 206(d) of ERISA.

     11.6 Notices. Any notice, accounting, or other communication which the Custodian may give to the Employer or the Account Holder shall be deemed given when mailed to the Employee at the latest address which has been furnished to the Custodian. Any notice or other communication which the Employer or Account Holder may give to the Custodian shall not become effective until actual receipt of said notice by the Custodian.

     11.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of Missouri, to the extent not preempted by Federal law. No provision of this Agreement shall be construed to conflict with (1) any provision of an Internal Revenue Service regulation, ruling, release, or other order which affects, or could affect, the terms of this Agreement or its compliance with the requirements of section 403(b)(7) of the code, or (2) in the case of an Account that is part of an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA), any provision of ERISA or any regulation or ruling issued thereunder.

     11.8 Severability. In the event that the term of the Agreement or any Account hereunder violates any law or regulation, the term of this Agreement and any Account shall continue for the maximum period permitted by law and shall then terminate, whereupon distribution of the assets of the Account shall be made as provided upon termination of the Agreement.

     11.9 Successors. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto and any Employer or Employee hereunder.

     11.10 Compliance with Code Section 403(b)(7). This Agreement is established with the intent that it satisfy the requirements of Code section 403(b)(7). Notwithstanding any other provision contained herein, if it is determined by the Internal Revenue Service that this Agreement does not initially satisfy these requirements and the Agreement is not amended retroactively to satisfy them, all assets with contributions made hereunder, together with income earned thereon, less reasonable expenses and agreed custodial fees, shall be distributed to the Employee, and the Agreement shall be considered to be rescinded and of no force or effect. If the Agreement, after initially satisfying, or being retroactively amended to satisfy initially, the requirements of Code section 403(b)(7), fails to continue to satisfy these requirements, the assets held hereunder shall be segregated by the Custodian for the exclusive benefit of the Employee within 30 days following the Custodian's receipt of official notification of the Agreement's failure to satisfy these requirements.

                    403(b)(7) Custody Agreement - Page 7 of 7

                                                SALARY REDUCTION AGREEMENT
                                                AMENDMENT TO EMPLOYMENT CONTRACT


WHEN TO USE THIS FORM:


This three part form is to be completed and signed by the Employee and the Employer for each new 403(b)(7) account using an IDEX Mutual Fund exclusively.

Only one Salary Reduction Agreement per taxable year (during any 12 month period) is permissible by law. Therefore, on the anniversary when either an increase or decrease in the reduction is made, a new form indicating the corrected new amount should be completed and forwarded to IDEX in Clearwater.

                  IDEX MUTUAL FUNDS SALARY REDUCTION AGREEMENT
           MAIL TO: IDEX INVESTOR SERVICES, INC./bullet/P.O. BOX 9015
                     /bullet/CLEARWATER, FLORIDA 34618-9015


The Employer and Employee make the following Salary Reduction Agreement (Agreement):

     IT IS  HEREBY  AGREED  by  _________________________________________and  by
                                             (Name of Employer)
_______________________________________________________________that the existing
(Name of Employee, hereinafter referred to as the "Participant")

1. The annual compensation for the remainder of the current calendar year will be reduced by $_______________________.

This amount to consist of ______________ reductions at $______________ each. The first will be made __________________________.
                   (must be date in advance)

Commencing on January 1st of the following year and each calendar year thereafter, $_________________ shall be reduced from the undersigned Employee's compensation consisting of __________ reductions at $__________ each.

2. The amount defined in paragraph 1 above, shall be transmitted by the Employer, in accordance with the Code Section 403(b)(7) program established and maintained by the Employer to Investors Fiduciary Trust Company, Custodian, c/o Idex Investor Services, Inc., P.O. Box 9015, Clearwater, Florida 34618, for purchase of shares in an IDEX Mutual Fund.
3. The Participant releases any and all rights, present and future, to receive payment of the amounts resulting from the reduction in compensation defined in paragraph 1 above from the Employer, in any form except:
     (a) The right of the Participant on termination of this Agreement, to personally receive all of any part of such amounts for which service has been rendered, but which have not been transmitted to the Custodian referred to in paragraph 2 above, or which have been transmitted to the Custodian but have not yet been used to purchase mutual fund shares,
     (b) The right of the Participant on termination of this Agreement to receive the mutual fund shares held in custody by the Custodian referred to in paragraph 2 above,
     (c) The right of the estate of the Participant upon the death of the Participant to receive such mutual fund shares and the amounts described in 3(a).
4. This Agreement shall continue indefinitely until further amended or terminated by notice by the Participant to the Employer, provided that not more than one salary reduction agreement may be made in any twelve-month period, and that any salary reduction agreement be subject to the conditions in paragraphs 5 and 6 below.
5. If the Participant terminates employment with the Employer, this Agreement shall automatically terminate.
6. If the Employer terminates the Code Section 403(b)(7) program, this Agreement shall automatically terminate and the procedures described in paragraph 3(a) and
(b) shall be followed.
7. The Employer agrees to furnish the Participant with a complete copy of the Code Section 403(b)(7) program.
8. The Participant agrees that the Employer shall have no liability whatsoever for any loss suffered by the Participant:
     (a) With regard to this  selection of mutual fund shares,  or
     (b) By reason of the Employer's transmittal of contributions, providing that they are transmitted in accordance with the terms of the Code Section
     403(b)(7)   program   referred  to  in  paragraph  2.
9. The  Participant  understands  that:
     (a) The Employer's purpose in executing this Agreement is to provide the Participant with an opportunity to take advantage of the provisions of Code
     Section 403(b)(7) of the Internal Revenue Code of 1986, as amended.
     (b) The Employer does not recommend to the Participant that he or she participate in the Code Section 403(b)(7) program,
     (c) The Employer does not warrant any particular tax consequences to the Participant, and
     (d) All computations in connection with the determination of the amount of the salary reduction hereby authorized, including the amount of the exclusion allowance, includable compensation, and years of service, as determined under Code Section 403(b)(7) shall be the responsibility of the Participant.

This Agreement has been executed by and on behalf of the parties hereto this _____________________________day of ______________________________,19________.

EMPLOYEE:                           EMPLOYER:


---------------------------         -----------------------------------------

                                    By: _____________________________________

                                    Title:___________________________________


                    Salary Reduction Agreement - Page 1 of 1

                                          PRELIMINARY ADMINISTRATIVE DATA FORM




WHEN TO USE THIS FORM:


This form is used to set-up billings. Only one Data Form is necessary per school district, not per participant.

This form needs to be completed by the employer and returned to Idex Investor Services along with any completed 403(b)(7) applications.

             IDEX MUTUAL FUNDS PRELIMINARY ADMINISTRATIVE DATA FORM
MAIL  TO:  IDEX  INVESTOR  SERVICES,   INC.  /bullet/  P.O.  BOX  9015  /bullet/
                         CLEARWATER, FLORIDA 34618-9015


Name of School District:  _________________________________________________

Address:                  _________________________________________________

                          -------------------------------------------------


Personnel pay periods        _________Monthly
                             _________Semi-monthly
                             _________Bi-weekly
                             _________Other (please provide explanation)


Please provide the name and phone number of the person who should be contacted regarding the billing or pay schedule.

Name: _______________________________ Phone Number: ___________________________

                                PARTICIPANT LIST



               Name           Social Security Number        Reduction Amount
1.
2.
3.
4.
5.




               Preliminary Administrative Data Form - Page 1 of 1

                                          TRANSFER REQUEST
                                          TO AN IDEX 403(B)(7) CUSTODIAL ACCOUNT



WHEN TO USE THIS FORM:


This form is to be used to transfer 403(b) or 403(b)(7) assets to an IDEX 403(b)(7) custodial account.

This form should be completed and signed by the employee. The Registered Representative should send the Transfer Request with either a policy or account confirmation to Idex Investor Services along with a completed 403(b)(7) application.

Each company has their own requirements, surrender forms, etc., therefore there are no standard forms to transfer assets. Your client must also request that the taxes are not to be withheld from the transfer of assets.

                  IDEX MUTUAL FUNDS 403(B)(7) TRANSFER REQUEST

MAIL  TO:  IDEX  INVESTOR  SERVICES,   INC.  /bullet/  P.O.  BOX  9015  /bullet/
                         CLEARWATER, FLORIDA 34618-9015

Instructions to Employee: Use this form to transfer your Section 403(b) or 403(b)(7) assets from another financial institution to your IDEX Section 403(b)(7) custodial account. Please return this form with the necessary signature(s), to Investors Fiduciary Trust Company (IFTC) who will forward the form to the transferring institution.

Date:               ____________________________________________

Present Custodian:  _____________________________________________

Address:            _____________________________________________

                    ---------------------------------------------

                    ---------------------------------------------

RE: ________________________________      Account Number: _____________________
           (Name of Account)

Dear Sir or Madam:

I direct you to immediately transfer the above referenced 403(b) annuity or 403(b)(7) custodial account established on my behalf by my employer, as specified below.

Check one:

[ ] This is a complete transfer

[ ] This is a partial transfer. Please liquidate (complete one) $____________ or
_________ shares and transfer to IFTC at the address below.

My current employment status is:

[ ] Retired

[ ] Employed by; or [ ] NOT Employed by

an educational organization described in Section 170(b)(1)(A)(ii) of the Code; or an organization described in Section 501(c)(3) of the Code.__

Liquidate the assets or cancel the annuity contract for its cash surrender value, and transfer the proceeds to Investors Fiduciary Trust Company, Custodian, Post Office Box 9015, Clearwater, Florida 34618-9015, for the purchase of shares for my IDEX Mutual Funds 403(b)(7) custodial account.

After you have transferred my 403(b) or 403(b)(7) assets, please forward to IFTC, with a copy to me, a statement reflecting the transfer. Also, please provide the following information to IFTC:

Value of the above referenced account or

partial transfer amount, as of close of last

year beginning before January 1, 1989        = $ _____________________

Percent of assets transferred attributable to

employee's after tax contributions (if any)  = _______________________%


I understand that failing to provide this account information to IFTC within sixty (60) days of your transfer of my 403(b) or 403(b)(7) assets will be treated as certification that the entire amount constitutes post-1988 assets.

                    403(b)(7) Transfer Request - Page 1 of 2

Upon its receipt of my 403(b) or 403(b)(7) assets, I authorize IFTC, Custodian, to invest them as follows:


  IDEX FUND SELECTION          AMOUNT                  PERCENT
                               $                             %
                               $                             %
                               $                             %
         TOTAL                 $                          100%

** For a complete description of available Funds, please refer to the Statement of Investment Options and the appropriate Prospectus **


Thank you for your assistance.

Sincerely,

-----------------------------------             -------------------------------
Employee Signature                              Social Security Number

-----------------------------------
Employee Name (Please Print)

-----------------------------------
Address

-----------------------------------

-----------------------------------

-----------------------------------
Daytime Telephone Number


                              LETTER OF ACCEPTANCE

                        INVESTORS FIDUCIARY TRUST COMPANY
                       (Successor Custodian's Acceptance)

Investors Fiduciary Trust Company accepts its appointment as Successor Custodian. IFTC also accepts from your custodianship proceeds from the above requested transfer of assets to the IDEX Mutual Fund 403(b)(7) Custodial Account established on behalf of the Employee.


Accepted by:  INVESTORS FIDUCIARY TRUST COMPANY

                    403(b)(7) Transfer Request - Page 2 of 2

                                              WITHDRAWAL REQUEST FROM AN IDEX
                                              403(b)(7) CUSTODIAL ACCOUNT



 WHEN TO USE THIS FORM:

This form is used to authorize IFTC to distribute 403(b)(7) assets from an IDEX 403(b)(7) custodial account.

This form should be filled out by the employee and signed by the employee and employer.

The employer is responsible for verifying that the distribution requested does fall within the distributable event list shown on the form.

If the reason for the request is "financial hardship", the checklist for determining 403(b)(7) hardship distributions section must be filled out and signed. The employer must review that section prior to signing the form.

                 403(B)(7) CUSTODIAL ACCOUNT WITHDRAWAL REQUEST

          Mail to: IDEX Investor Services, Inc. /bullet/ P.O. Box 9015
                    /bullet/ Clearwater, Florida 34618-9015.

                    For assistance call us at (800) 851-9777.



----------------------------------------         -----------------------------
Account Owner            Birthdate               Marital Status

----------------------------------------         -----------------------------
Street                                           Social Security Number

----------------------------------------         -------------------------
City, State & Zip Code  [ ] New Address?         Telephone Number


Please withdraw from the following accounts: (If distribution is for financial hardship, certain restrictions may not allow you to withdraw the full amount.)

 Fund/Account Number                             Amount

 -------------------------------                 ----------

 -------------------------------                 ----------

 -------------------------------                 ----------

 -------------------------------                 ----------

 -------------------------------                 ----------


If any of the funds requested are from the post 12/31/88 accumulated salary reduction contributions, and the participant is less than age 59 1/2, please complete reason:


     [ ]* QDRO (Attach  copy of  Qualified  Domestic  Relations  Order,  W-9 and
          Letter of Instruction)

     [ ]  Disability

     [ ]  Separation  from Service

     [ ]  Financial  Hardship  (Complete,  verify and return checklist attached
          - Employer must suspend  contributions  for twelve months.)

     [ ] Substantially Equal Periodic Payments Over Life Expectancy after Separation from Service

     [ ]  To correct excess contributions/deferrals

     [ ]* Death (Attach  certified  copy of Death  Certificate,  W-9,  Signature
          Guarantee and Letter of Instruction)

                                       -----------------------------------------
                                       Authorized Employer's Signature

          *  Employer Signature not Required

WITHDRAWALS TAKEN PRIOR TO AGE 591/2 MAY BE SUBJECT TO A 10% FEDERAL EXCISE TAX.

     FOR ELIGIBLE ROLLOVER DISTRIBUTIONS, THE IRS REQUIRES 20% WITHHOLDING.

          403(b)(7) Custodial Account Withdrawal Request - Page 1 of 3

For   non-eligible   rollover   distributions   in  the  form  of   non-periodic
distributions:

The IRS requires that distributions you receive from your 403(b)(7) Custodial Account be subject to Federal Income Tax withholding UNLESS you elect not to have withholding apply. Income tax will be withheld at the rate of 10%.

[ ] I do NOT want to have Federal Income Tax withheld from my payment.

[ ] PLEASE WITHHOLD _____% from my payment for Federal income tax. (Must be at least 10%).

           For more informationon tax withholding read IRS Form W-4P.

PLANS SUBJECT TO ERISA:

[ ]  Check this box if no spouse exists.

     Spouse: I am aware of my rights to the assets in this retirement account as described in the Retirement Equity Act of 1984 and I consent to this withdrawal request.

    ----------------------------------       ------------------------
    Spouse Signature                         Date

    ----------------------------------       ------------------------
    Employer Signature                       Date

                              WAIVER OF TAX NOTICE

IRC Section 402(f) and Regulation section 1.403(b)-2,Q+A-4(a)(2) (T.D. 8619 issued 9/15/95) require that a Special Tax Notice be provided to a 403(b)(7) account holder explaining the 20% withholding rules at least 30 days prior to an eligible rollover distribution. The notice only must summarize Federal (not State or Local) Tax Rules that might apply to the distribution. The Rules described in the notice are complex and contain many exceptions and conditions. Therefore, a professional tax advisor should be consulted before requesting a distribution. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements and IRS Publication 571, Tax-Sheltered Annuity Programs for Employees of Public Schools and Certain Tax-Exempt Organizations. These publications are available from your local IRS office or by calling 1-800- TAX-FORMS.

As permitted by IRS Notice 93-26, I acknowledge that I have the right to receive the Special Tax Notice required by IRC Section 402(f) and to have 30 days to decide whether or not to elect a direct rollover. I hereby waive the application of the thirty day time period and affirmatively elect to make (or not to make) a direct rollover by completing the information requested above in this form.

     CERTIFICATION - UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

     (a) The number shown on this form is my correct Taxpayer Identification Number, and

     (b) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (c) I have read and understand the IDEX Mutual Funds Special Tax Notice Regarding 403(b)(7) Distributions.

Signed this _______ day of _____________________, 19 ___.

X ____________________________________ Account Owner

X _____________________________________      _________________________________
(Spouse - As to Community Property                        Witness
               Interest)

PLEASE NOTE - Signatures of spouses and witnesses are required on all plans if owner of account is resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington State, Wisconsin or Puerto Rico.

          403(b)(7) Custodial Account Withdrawal Request - Page 2 of 3

           CHECKLIST FOR DETERMINING 403(B)(7) HARDSHIP DISTRIBUTIONS

               DOES YOUR REQUEST QUALIFY AS A HARDSHIP WITHDRAWAL?


                                                                  YES       NO
1.  Is the expense one of the following IRS approved needs?       [ ]       [ ]
    Uninsured medical expenses that do not exceed the amount of medical expenses deductible as an itemized deduction for the year
    Purchase of a primary residence
    College Tuition - immediate family only
    To prevent eviction from or foreclosure on your primary residence

* If the expense is not one of the above IRS approved needs, the participant must be able to prove the expense was a "need" and not a "want."


                                                                   YES       NO
2.  Do you  have   documentation   to  support  your  expense?     [ ]       [ ]
    Recommended documentation  to retain in your tax file are:
    - Uninsured medical expenses - copies of bills and insurance claim statements - Purchase of a primary residence
    - copy of purchase  agreement
    - College Tuition - copy of bill for tuition only and not room and board
    - To prevent eviction from, or foreclosure on your primary residence - eviction notice

* The amount of the distribution requested should not be more than the absolute minimum needed to cover the hardship.

*   ACCOUNTS CANNOT BE CLOSED FOR FINANCIAL HARDSHIP.
    Only salary reduction elective deferrals may be withdrawn.
    Contract earnings are not available.

               ARE ANY OTHERSOURCES AVAILABLE TO OBTAIN THE FUNDS?

                                                            YES         NO
1. Have you obtained all distributions                      [ ]         [ ]
   (other than hardship distributions) and
   all nontaxable loans available under all plans maintained by your employer?

2. Have you liquidated all reasonable assets                [ ]         [ ]
   (certificates of  deposit, savings
   account, stocks, vacation home, boat, etc.?)

3. Are you unable to obtain the funds from a
   commercial lending institution?                          [ ]         [ ]

                              PLEASE READ CAREFULLY

* If the answer is no to any of the above questions, then that source is an available source which must be utilized before a hardship distribution from a 403(b)(7) account may be taken.

* If you answered yes, you must be able to support your statements with documentation. A current copy of a loan denial is recommended for your tax file.

* This information should not be construed as legal or tax advice.

* If you have any questions regarding the permissibility of a distribution, you should contact your legal counsel or tax advisor.

* IRS Rules require that you stop contributions to the plan for 12 months upon taking a hardship withdrawal.

* All withdrawals are reported to the IRS.

* Hardship amount to be withdrawn: $ _______________________

Your signature on this form certifies that this hardship distribution is in compliance with the hardship rules outlined by the IRS.

----------------------------------------------   ---------------------
Account Owner Signature                          Date

          403(b)(7) Custodial Account Withdrawal Request - Page 3 of 3

                                                  SPECIAL TAX NOTICE REGARDING
                                                  403(b)(7) DISTRIBUTIONS



WHEN TO USE THIS FORM:


IDEX (as agent of Investors Fiduciary Trust Company) is required to give a copy of the Special Tax Notice regarding 403(b)(7) Distributions to any participant requesting a withdrawal of assets.

This requirement was created by the Unemployment Compensation Amendment of 1992.

THIS FORM NEEDS TO BE ACKNOWLEDGED BY THE ACCOUNT HOLDER'S SIGNATURE AND RETURNED TO IDEX IN ORDER TO PROCESS THE REQUEST.

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IDEX MUTUAL FUNDS SPECIAL TAX NOTICE REGARDING 403(B)(7)  DISTRIBUTIONS
MAIL  TO:  IDEX  INVESTOR  SERVICES,   INC.  /bullet/  P.O.  BOX  9015  /bullet/
                         CLEARWATER, FLORIDA 34618-9015


Re: _____________________________________  Account No. ________________________
    Name of Account

     This notice contains important information you will need before you decide how to receive your benefits from the Custodial Account held by Investors Fiduciary Trust Company as custodian (the "Custodian") under the provisions of Internal Revenue Code Section 403(b)(7) (the "Plan").

                                     SUMMARY

     A payment from the Plan that is eligible for "rollover" can be taken in two ways. You can have all or any portion of your ------------------ payment either:

(1) PAID IN A "DIRECT ROLLOVER"  or (2) PAID TO YOU.

     A direct rollover is a payment of your Plan benefits to : (A) another 403(b) tax deferred annuity (TDA) OR a 403 (b)(7) custodial account if your employment continues to qualify you for TDA participation; or, (B) to your individual retirement arrangement (IRA) if you have separated from service and no longer qualify for TDA participation. This choice will effect the tax you owe.

If you choose a DIRECT ROLLOVER:

     Your payment will not be taxed in the current year and no income tax will be withheld.

     Your payment will be made directly to your TDA if your employment continues to qualify you for TDA participation, or , to your IRA if you have separated from service and no longer qualify for TDA participation.

     Your payment will be taxed later when you take it out of the TDA or IRA.

If you choose to have your Plan benefits PAID TO YOU:

     You will receive only 80% of the payment, because the Custodian is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

     Your payment will be taxed in the current year unless you roll it over. You may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you also may have to pay an additional 10% penalty tax.

     You can rollover the payment by paying it to another TDA that accepts your Rollover, or to your IRA, within 60 days of receiving the payment. The amount rolled over will not be taxed until you take it out of the TDA or IRA.

     If you want to roll over 100% of the payment to a TDA or an IRA, you must find other money to replace the 20% that is withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.


       Special Tax Notice Regarding 403(b)(7) Distributions - Page 1 of 4



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                                MORE INFORMATION
                                                                           Page
 I.   PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER .............................2
 II.  DIRECT ROLLOVER .........................................................2
 III. PAYMENT PAID TO YOU .....................................................3
 IV.  SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER
       BENEFICIARIES ..........................................................5


                 I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

     Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to a TDA that accepts rollovers or to an IRA. The Custodian or your employer should be able to tell you what portion of your payment is an eligible rollover distribution. The following types of payments cannot be rolled over:

     Non-taxable Payments. In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to the Plan, these contributions will be non-taxable when they are paid to you, and they cannot be rolled over. (After-tax employee contributions generally are contributions you made from your own pay that were already taxed.)

     Payments Spread Over Long Periods. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for

-- your lifetime ( or your life expectancy), or

-- your lifetime and your beneficiary's lifetime (or life expectancies), or

-- a period of ten years or more.

     Required Minimum Payments. Beginning in the year you reach age 70 1/2, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you.

                               II. DIRECT ROLLOVER

     You can choose a direct rollover of all or any portion of your payment that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Custodian to a TDA or an IRA. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the TDA or IRA.

     Direct Rollover to a TDA. You can establish another tax deferred annuity or custodial account to receive a direct rollover. (The term TDA as used in this notice, includes an Internal Revenue Code (IRC) Section 403(b) tax deferred annuity and an IRC Section 403(b)(7) custodial account.) If your employment continues to qualify you for TDA participation, you can choose a direct rollover to a TDA only; you may not choose an IRA.

     Direct Rollover to an IRA. You can open an IRA to receive the direct rollover, if you have separated from service and no longer qualify for TDA participation. (The term "IRA," as used in this notice, includes an IRC Section 408(a) individual retirement account and an IRC Section 408(b) individual retirement annuity.) If you choose to have your payment made directly to an IRA, contact an IRA sponsor to find out how to have your payment made in a direct rollover to an IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish an IRA to receive the payment. However, in choosing an IRA, you may wish to consider whether the IRA you choose will allow you to move all or part of your payment to another IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on IRAs (including limits on how often you can roll over between IRAs).

Special Tax Notice Regarding 403(b)(7) Distributions - Page 2 Special Tax Notice
              Regarding 403(b)(7) Distributions - Page 1 of 4 of 4

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Direct  Rollover  of a Series of  Payments.  If you  receive  eligible  rollover distributions that are paid in a series for less than ten years, your choice to make or not make a direct rollover for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

                            III. PAYMENT PAID TO YOU

     If you have the payment made to you, it is subject to 20% income tax withholding. The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a TDA or an IRA. If you do not roll it over, special tax rules may apply.

     Income Tax Withholding:

          Mandatory Withholding. If any portion of the payment to you is an eligible rollover distribution, the Custodian is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding. For example, if your eligible rollover distribution is $10,000, only $8,000 will be paid to you because the Custodian must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, you will report the full $10,000 as a payment from the Plan. You will report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year.

          Voluntary Withholding. If any portion of your payment is not an eligible rollover distribution but is taxable, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. To elect out of withholding, complete the tax withholding election on the Custodian's withdrawal request form, or other applicable form.

          Sixty-Day Rollover Option. If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to a TDA or an IRA. If you decide to roll over, you must make the rollover within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the TDA or IRA.

     You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the TDA or IRA to replace the 20% that was withheld. On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.

     Example: Your eligible rollover distribution is $10,000 and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000 you may roll over the entire $10,000 to a TDA or an IRA. To do this, you roll over the $8,000 you received from the Company, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the TDA or IRA. If you roll over the entire $10,000, when you file your income tax return you may get a refund of the $2,000 withheld.

     If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

     Withdrawals. Post 12-31-88 contributions and earnings on the total account value cannot be withdrawn unless you: (1) are age 59-1/2 or older; (2) become disabled; (3) separate from service; (4) die; or (5) have a financial hardship. (If a loan option is available under this or any other employer plan in which you participate, a hardship withdrawal is not available until you exhaust these loan possibilities.) Cash values as of 12-31-88 may be withdrawn without regard to the above restrictions. Withdrawals are subject to the 10% premature penalty tax unless one of the following exemptions apply.

     Additional 10% Tax If You Are Under Age 59-1/2. If you receive a payment before you reach age 59-1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax does not apply to your payment if it is

       Special Tax Notice Regarding 403(b)(7) Distributions - Page 3 of 4

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(1) made to your beneficiary or to your estate, on or after your death, (2) paid because you retire due to disability, (3) paid to you as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) paid to you on account of separation from service after attaining age 55; (5) property made to an alternate payee under a "Qualified Domestic Relations Order"; (6) financial hardship (in which event only the elective deferrals may be withdrawn); (7) used to pay certain medical expenses; (8) timely made to correct an excessive aggregate contribution; or,
(9) timely made to reduce an excess elective deferral. See IRS Form 5329 for more information on the additional 10% tax.

     Special Tax Treatment. If your eligible rollover distribution is not rolled over, it will be taxed in the year you receive it.

     If it otherwise qualifies as a "lump sum distribution", it will not be eligible for five-year or ten-year income averaging. IRC Sections 402(e)(4)(A); 403(b)(1).

        IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

     In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation. Some of the rules summarized above also apply to a deceased employee's beneficiary who is not a spouse. However, there are some exceptions for payments to surviving spouses, alternate payees, and other beneficiaries that should be mentioned.

     If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA but you cannot roll it over to a TDA. If you are an alternate payee, you have the same choices as the employee. Thus, you can have the payment paid as a direct rollover or paid to you. If you have it paid to you, you can keep it or roll it over yourself to an IRA. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

     If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is not subject to the additional 10% tax described in section III above, even if you are younger than age 59-1/2.

HOW TO OBTAIN ADDITIONAL INFORMATION

     This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with a professional tax advisor before you take a payment of your benefits from the Plan. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, Pension and Annuity Income, IRS Publication 590, Individual Retirement Arrangements, and IRS Publication 571, Tax-Sheltered Annuity Programs for Employees of Public Schools and Certain Tax-Exempt Organizations. These publications are available from your local IRS office or by calling 1-800-TAX-FORMS.

     I hereby  acknowledge  the  receipt of the within  notice  required  by IRC
Section 402(f) and Regulation Section 1.403(b)- 2,Q+A-4(a)(2) (T.D. 8619 issued 9/15/95). I have waived the application of the thirty (30) day time period and have affirmatively elected to make (or not to make) a direct rollover by completing the custodian's withdrawal request form, or other applicable form.



                                      -----------------------------------------
                                      Account Holder Signature

                        INVESTORS FIDUCIARY TRUST COMPANY
                              c/o IDEX Mutual Funds
                                  P.O. BOX 9015
                         CLEARWATER, FLORIDA 34618-9015

       Special Tax Notice Regarding 403(b)(7) Distributions - Page 4 of 4

                  Principal Underwriter, InterSecurities, Inc.

(C)1996 InterSecurities Inc.

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